Exhibit 10.32
AMENDMENT NO. 1 TO LEASE
     THIS AMENDMENT NO. 1 TO LEASE (“Amendment”) is made as of June 14, 2010, by and between ST. PAUL FIRE AND MARINE INSURANCE COMPANY, a Minnesota corporation (“Landlord”) and KIPS BAY MEDICAL, INC., a Delaware corporation (“Tenant”).
RECITALS:
     A. St. Paul Properties, Inc., a Delaware corporation (“Properties”) and Tenant were parties to that certain Lease dated July 26, 2007 (the “Lease”), for premises described therein (the “Premises”).
     B. On October 9, 2009, Properties merged with and into Landlord, Properties’ only, shareholder with Landlord being the survivor of the merger; and
     C. Landlord and Tenant wish further to amend the Lease to reflect certain additional agreements between them,
     NOW, THEREFORE, in consideration of the Premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.
AGREEMENT:
     1. Defined Terms. Unless otherwise indicated, capitalized terms shall be defined in the manner set forth in the Lease.
     2. Extension of Term. The Term of the Lease is hereby extended for a period of thirteen (13) months commencing September 1, 2010 (the “Extension Commencement Date”) and ending on September 30, 2011 (such period, the “Extension Term”).
     3. Base Rent. During the Extension Term, Tenant shall pay Base Rent for the Premises in the amount of $56,901.96 per annum ($4,741.83 per month), without deduction or setoff therefrom, payable at the time and in the manner set forth in the Lease for the payment of Base Rent.
     4. Amendment. The following is added as a new Paragraph 34 of the Lease:
     “34. Additional Offer Space Rights. Notwithstanding the provisions of Paragraph 31 to the contrary, and provided that Tenant is not in default under this Lease, the parties agree that, provided Tenant notifies Landlord in writing on or before May 31, 2011, that Tenant wishes to lease the Offer Space (the “Space Notice”), Landlord will not renew the existing lease between it and Volkart May & Associates, Inc. (“Volkart May”), whose lease covers the Offer Space, except as provided in this Paragraph 34.
     The Space Notice shall specify the proposed commencement date for the Offer Space, which date shall be not earlier than the earlier of (a) one hundred eighty (180) days after the effective date (as effective date is described in Paragraph 23 of this Lease) of the Space Notice; or (b) December 1, 2011; provided however that Landlord shall notify Tenant within ninety (90) days after the effective date of the Space Notice whether Landlord can make the Offer Space available as of such proposed commencement date (the “Space Availability Notice”). It is understood and agreed that the lease between Landlord and Volkart May & Associates, Inc. (“Volkart May”) expires on September 30, 2011 and, while, under the terms thereof, Landlord has the right to relocate Volkart May, Landlord must comply with the requirements of the relocation provision of the Volkart May lease. If, in the Space Availability Notice, Landlord notifies Tenant that Landlord cannot make the Offer Space available by the proposed commencement date, and Tenant wishes to terminate this Lease, Tenant shall give Landlord written notice thereof (the “Termination Notice”) not later than the thirtieth (30th) day after the effective date of the Space Availability Notice (as effective date is described in Paragraph 23 hereof) and this Lease will be terminated as of the date specified by Tenant in the Termination Notice (the “Termination Date”), which Termination Date shall be not earlier than the ninetieth (90th) day after the effective date of the Termination Notice and not later than the two hundred seventieth (270th) day after the effective date of the Termination Notice, but in no event later than September 30, 2011, subject to the conditions precedent thereto set forth in the next succeeding sentence. It is understood and agreed that if Tenant does not deliver a Termination Notice by the thirtieth (30th) day after the effective date of the Space Availability Notice, Tenant’s right to terminate this Lease will be deemed waived, this Lease will continue in full force and effect (without any right of termination) and the parties will continue to be bound thereby. In addition to the foregoing, the following shall be conditions precedent to Tenant’s right to terminate this Lease as a result of the Space Availability Notice: (p) Tenant shall not be in default under any of the terms and conditions of this Lease as of the date of the Space Notice, the Space Availability Notice, the Termination Notice or the Termination Date; and (q) not later than the Termination Date, Tenant shall have provided Landlord with evidence reasonably satisfactory to Landlord that Tenant has leased space elsewhere in at least the amount of 12,000 rentable square feet (which evidence may be in the form of a fully executed letter of intent signed by Tenant and the prospective landlord), it being understood and agreed that if Tenant does not comply with the provisions of this subparagraph (q), this Lease shall not be terminated and Tenant shall remain bound and shall comply with all of the terms and conditions hereof, including, without limitation, the payment of Rent through the expiration of the Term, but nothing in the preceding clause shall be deemed an exclusive remedy of Landlord or preclude Landlord from declaring an Event of Default under this Lease as a result of Tenant’s failure to provide evidence that Tenant has leased the square footage referenced above and proceeding to exercise Landlord’s rights and remedies under this Lease.
     If the Space Availability Notice specifies that Landlord can make the Offer Space available on the proposed commencement date, then Landlord and Tenant shall negotiate in good faith for (i) an extension of the Extension Term and the lease by Tenant of the Offer Space, it being understood and agreed that (i) base rent for the Premises and the Offer Space shall be the then-current Market Rent (as defined in Paragraph 33 of this Lease); and (ii) the extended term of the lease of the Premises and the Offer Space shall be at least five (5) years (the “Additional Space Term”), and shall end co-terminously. If the Space Availability Notice indicates that Landlord can make the Offer Space available on the proposed commencement date, then not later than July 31, 2011, the parties shall cooperate in the execution of an agreement modifying the terms hereof to include the Offer Space as part of the Premises.

     If the parties have not entered into such agreement on or before July 31, 2011, or if Tenant has not given the Space Notice on or before May 31, 2011, then Tenant’s right to the Offer Space pursuant to this Paragraph shall be deemed waived, null and void and of no further force or effect, and Landlord may renew the Volkart May lease or lease the Offer Space to any party upon any terms.
     It is understood and agreed that (x) if Tenant does not deliver the Space Notice on or before May 31, 2011, the right of first offer granted to Tenant pursuant to Paragraph 31 of this Lease shall remain in full force and effect; provided however that Landlord shall not be obligated to deliver a Notice From Landlord until the Offer Space becomes available for lease (as defined in Paragraph 31) after the expiration or earlier termination of (i) the renewal term for the Volkart May lease, as the same may be further renewed; or (ii) the term of the lease to the third party who has leased the Offer Space (and any renewal thereof) if Volkart May does not renew; and (y) Tenant’s exercise of its rights under this Paragraph 34 shall be deemed an exercise of the renewal rights granted to Tenant pursuant to Paragraph 32 of this Lease.”
     5. Additional Agreements.
          (a) As-Is Condition. Landlord and Tenant agree that on the Extension Commencement Date, Tenant shall accept the Premises in their then AS-IS, WITH ALL FAULTS CONDITION. Tenant acknowledges that neither Landlord nor any agent or employee of Landlord has made any representation or warranty with respect to the Premises or any other portion of the Building, including, without limitation, any representation or warranty with respect to the suitability or fitness of the Premises or any other portion of the Building for the conduct of Tenant’s business in the Premises.
          (b) Brokerage. Each of the parties agrees that it has had no dealings with any broker other than NorthMarq Realty Services (Jason Meyer) as to Landlord and Wayzata Properties, Inc. (Chris Hickok) as to Tenant, and each party hereby agrees to defend, indemnify and hold the other harmless from and against all costs, expenses, attorneys’ fees or other liability for commissions or other compensation or charges claimed by any broker or agent other than the brokers listed above claiming by or through Landlord or Tenant, respectively, with respect to this Amendment.
     6. Reference to and Effect on the Lease.
          (a) Upon the effectiveness of this Amendment, each reference in the Lease to “this Lease,” “hereunder,” “hereof,” “herein” or words of like import referring to the Lease shall mean and be a reference to the Lease as amended hereby.
          (b) Except as specifically set forth above, the Lease remains in full force and effect and is hereby ratified and confirmed.
          (c) Wherever there exists a conflict between this Amendment and the Lease, the provisions of this Amendment shall control.
     7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

     8. Counterparts. This Amendment may be executed in counterparts, all of which, when taken together, shall constitute one and the same original.
     9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     10. Time of Essence. Time shall be of the essence as to each and every provision of this amendment.
SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

LANDLORD:			TENANT:

ST. PAUL FIRE AND MARINE INSURANCE COMPANY			KIPS BAY MEDICAL, INC.

By:	/s/ Michael D. Elnicky		By:	/s/ Scott Kellen

	Name:	Michael D. Elnicky		Name: Scott Kellen
	Its:	Asset Manager		Its: CFO